Exhibit 13.1
18 U.S.C. SECTION 1350 CERTIFICATION

I, Michael Collins, Chairman and Chief Executive Officer of The Bank of N.T. Butterfield & Son Limited (the “Company”), and I, Michael Schrum, President and Group Chief Financial Officer of the Company, hereby certify that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge:

1.The Company’s Annual Report on Form 20-F for the period ended December 31, 2025 (the “Form 20-F”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2026

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Chairman and Chief Executive Officer

Date: February 18, 2026

By:	/s/ Michael Schrum
Name:	Michael Schrum
Title:	President and Group Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 20-F or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Bank of N.T. Butterfield & Son Limited and will be retained by The Bank of N.T. Butterfield & Son Limited and furnished to the Securities and Exchange Commission or its staff upon request.